                                                                      EXHIBIT 21

                    SUBSIDIARIES OF FIRSTMERIT CORPORATION*

  CORPORATION                                                         PERCENT OF OWNERSHIP
  First National Bank of Ohio
  (national banking association)                                                   100%

  The Old Phoenix National Bank of Medina
  (national banking association)                                                   100%

  EST National Bank
  (national banking association)                                                   100%

  Peoples National Bank
  (national banking association)                                                   100%

  Citizens National Bank
  (national banking association)                                                   100%

  Bancorp Trust Company, National Association
  (national trust company)                                                         100%

  Peoples Bank, N.A.
  (national banking association)                                                   100%

  Life Savings Bank, FSB
  (federal savings association)                                                    100%

  FirstMerit Credit Life Insurance Company
  (Arizona corporation)                                                            100%

  FirstMerit Community Development Corporation
  (Ohio corporation)                                                               100%

  Citizens Savings Corporation of Stark County                                     100%

  The CASNET Group, Inc.                                                           100%

  Citizens Investment Corporation                                                  100%

  Crest Investments, Inc.                                                          100%


*At February 1, 1995